Exhibit 99.1 INVESTOR PRESENTATION NOVEMBER 2021 Nov 2021 0

DISCLAIMER This presentation contains certain forward-looking statements and information, which reflect management’s current beliefs and expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements include statements identified by such terms as “expect”, “ anticipate”, “believe”, “outlook”, “may”, “should”, “target” or similar terms and variations thereof, statements regarding United Wholesale Mortgage’s (“UWM’s”) financial and operational guidance for Q3 2021 as well as its expectations and beliefs regarding (1) its strategy for growth and the drivers, timing and sustainability of that growth, (2) the growth of the wholesale market and its share of the wholesale market in future periods, (3) its intent to continue to diversify and optimize its financing sources as it continues to grow the portfolio, (4) its ability to implement its corporate strategy, including retaining its dominant position in the wholesale lending channel, and the impact of such strategy on its future operational and financial results, (5) its belief as to advantages of the wholesale market (6) the impact of various interest rate environments on its future financial results, and (7) its ability to develop and deploy new technologies and the benefits of new technology to its operations and financial results. These statements involve known and unknown risks, uncertainties and other important factors that may cause UWM’s actual results, performance or achievements to be materially different from those set forth in the preceding forward-looking statements. Important factors that could cause results to vary from expectations include, but are not limited to (1) UWM’s dependence on macroeconomic and U.S. residential real estate market conditions, including changes in U.S. monetary policies that affect interest rates, (2) UWM’s reliance primarily on its warehouse lines to fund mortgage loans and otherwise operate its business; (3) UWM’s ability to sell loans in the secondary market, including to government sponsored enterprises, and to securitize loans into mortgage-backed securities through the GSEs and Ginnie Mae; (4) the unique challenges posed to UWM’s business by the COVID-19 pandemic and the impact of governmental actions taken in response to the pandemic on its ability to originate mortgages, its servicing operations, its liquidity and its team members; (5) UWM’s inability to continue to grow, or to effectively manage the growth of, it’s loan origination volume; (6) UWM’s dependence on the GSEs and the risk of changes to these entities and their roles, including, as a result of GSE reform, termination of conservatorship or efforts to increase the capital levels of the GSEs; (7) UWM’s ability to continue to attract and retain its independent mortgage advisor and loan officer relationships, (8) the occurrence of a data breach or other failure of UWM’s cybersecurity; (9) changes in the GSEs', FHA, USDA and VA guidelines or GSE and Ginnie Mae guarantees; (10) a decrease in the value of the collateral underlying certain of UWM’s loan funding facilities causing an unanticipated margin call, (11) intense competition in the mortgage industry, and (12) UWM’s ability to continue to comply with the complex state and federal laws regulations or practices applicable to mortgage loan origination and servicing in general, including maintaining the appropriate state licenses, managing the costs and operational risk associated with material changes to such laws as well as those risk factors set forth in the SEC filings of our parent, UWM Holdings Corporation, including Annual Report on Form 10-K. This presentation contains certain financial measures not prepared in accordance with generally accepted accounting principles in the United States ( GAAP ), including, but not limited to Adjusted EBITDA and Non-Funding Debt. Please see Appendix for a reconciliation of such non-GAAP financial measures to the most directly comparable financial measure presented in accordance with GAAP. Nov 2021 1

INGRAINED VALUE SYSTEM DRIVES STRONG CULTURE THROUGHOUT UWM OUR CULTURE DRIVES A DURABLE COMPETITIVE ADVANTAGE UWM’s six pillars Continuous People Service Relationship driven Thumb pointers Fun and friendship improvement Our people are our Service is everyone's UWM is relationship driven, UWM points thumbs not Improvement is essential Our path is paved with fun greatest asset responsibility not transaction driven fingers for long-term success and friendship • People are the • The company prides • Value long-term • Team members • Cutting-edge, industry • Having fun is serious heartbeat of the itself on creating a reputation more than focused on leading technology and business at UWM organization memorable service any short-term gain or accountability & information processes • Our goal is to provide a experience for every individual transaction personal responsibility • Team members are • Dedicated to desired workplace partner given path to succeed • Focused on • Focused on taking continuous team experience for team and rewarded • Internal service among maintaining ownership, improving member training members and, in turn, team members is exceptional and delivering results clients • Especially focused on critical relationships health and fitness of team members • Numerous best workplace awards, incl. top 100 Fortune Best Workplace for Millennials Nov 2021 2

LARGEST WHOLESALE ORIGINATOR WITH A SCALED AND STABLE MODEL

#1 Wholesale lender in the U.S. for 6 consecutive years	**#2** Overall residential mortgage lender in 2021	**$226.0bn** in LTM 3Q'21 production	**31%** Wholesale market share as of December 31, 2020	**18 days** LTM 3Q'21 Application to Clear-to-Close ("CTC")
0.62x Non-funding Debt-to-Adj. EBITDA ratio for LTM 3Q'21[1,2]	**0.53x** Non-funding Debt-to-Equity ratio for LTM 3Q'21[2]	**$3.0bn** Total Equity as of 3Q'21[3]	**$2.7bn** LTM 3Q'21 Net Income	**$284.9bn** Servicing UPB as of 3Q'21

UWM is a wholesale "category killer" poised to deliver continued strong growth and financial performance

Source: HMDA, Inside Mortgage Finance ("IMF"), company materials and filings

1. Non-funding debt includes senior notes due 2025 and 2029, borrowings against investment securities, equipment notes payable and financing leases
2. Please see Appendix for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measures`
3. As of September 30, 2021, cumulative distributions to SFS Corp. of approximately $150.2 million were not yet paid or accrued. For more information, refer to the Company's most recent SEC filings

UWM Nov 2021
3

UWM HAS CONTINUOUSLY INNOVATED TO DELIVER OUTSTANDING AND SUSTAINABLE GROWTH Strategic investments and In addition to being the #1 Founded in 1986 as a family Post-2014, UWM started to invest decisions enabled UWM to become wholesale lender for 6 straight business – Mat Ishbia started in significantly more in culture and 100% wholesale focused with the years, UWM became the #1 2003 and took over as CEO in 2013 technology ability to scale purchase lender in the country Operational Metrics Trend Towards Sustainable Growth Step-back related 90.0 Refi Volume ($bn) Purchase Volume ($bn) Team members (1,000) to COVID 9 9.0 8.6 8.4 80.0 Part of 7.5 7 6.7 UWM’s 70.0 5.9 63.0 5.7 winning 5 59.2 4.9 60.0 54.7 4.4 54.3 formula is to 4.0 49.1 3.3 50.0 3 not let sales 2.8 2.7 2.6 42.4 2.4 36.5 get ahead of 40.0 35.1 1 operations. 32.0 31.1 30.0 42.6 28.3 42.2 30.0 36.9 Focused on 29.9 ‐1 hiring and 17.6 12.6 20.4 20.0 17.6 24.9 investing in 11.4 11.2 10.8 ‐3 7.4 8.2 26.5 24.1 10.0 2.9 2.9 people 2.9 3.5 12.4 12.5 12.1 12.1 12.2 11.6 10.1 15.7 8.3 8.5 7.8 6.2 4.7 0.0 ‐5 1Q'18 2Q'18 3Q'18 4Q'18 1Q'19 2Q'19 3Q'19 4Q'19 1Q'20 2Q'20 3Q'20 4Q'20 1Q'21 2Q'21 3Q'21 Our past performance has demonstrated our ability to sustain increases in purchase volume Nov 2021 4

UWM IS UNIQUELY POSITIONED WITH AMPLE RESOURCES TO DOMINATE THE MARKET

Best positioned on key issues...	
Volume	• One of the largest mortgage lenders by volume in total origination, and believed to be the largest in purchase volume as of September 30, 2021
Pricing	• Through investment in people and technology, UWM has been able to cultivate "loyalist" brokers who then expand the customer network • Years of superior service has allowed UWM to set prices and gain market share, pushing competitors to follow UWM's lead
Cost Structure	• Flexible cost structure drives growth and profitability across cycles • Profitable every quarter under current CEO Mat Ishbia (2013) • Modest fixed cost base given no LOs or branch footprint

...with traditional barriers to growth removed

People
*~**8,400** team members as of September 2021 as compared to ~**4,900** at the beginning of 2020*

Campus
*HQ comprises of ~**1.4mm** sqft of occupied space[1] as compared to ~**600k** sqft at the beginning of 2020*

UWM
UNITED WHOLESALE MORTGAGE

Capital
***$3.0bn** BV as of 3Q'21 as compared to **$661mm** at the beginning of 2020*

Liquidity
***$951mm** of cash & cash equivalents as of 3Q'21 as compared to **$133mm** at the beginning of 2020*

UWM has positioned itself as a customer-first oriented business while capitalizing on cost structure and pricing power advantages to substantially increase growth

1. Inclusive of a sports complex and a 1,000 ft bridge connecting the campuses

UWM Nov 2021 5

THE WHOLESALE CHANNEL PROVIDES COMPANIES STABILITY AND EFFICIENCY AND UWM IS THE MARKET LEADER Phase I: Application and lead Phase II: Accepting the application, Phase III: Selling the loan in the generation with the customer as the followed by underwriting, approving, Mortgage Finance Process secondary market first point of interaction funding and closing the loan Phase I Focused Phase III Focused • Focus purely on lead generation and going direct to the consumer • Retail or direct to consumer margins inflated by charging consumers more for a • Buy closed loans and have no differentiation — purely a best execution play commodity product that is available through the wholesale channel for less • In times when margins are high, and originators are more willing to sell servicing • GoS figures show that consumers pay 25 to 50 bps higher interest rates to get a for less than fair value, model is profitable, but when there is less supply, model direct loan than through the wholesale channel for the same exact product with is challenged the same company Phase I focused companies thrive in refi environments, Phase III focused thrive when servicing is undervalued, however when rates go up (as they have been) both of those environments turn against Phase I and III focused companies in favor of UWM on a relative basis What Makes UWM so Unique and Efficient • UWM is the only significant mortgage lender that is pure B2B and does not do anything that involves Phase I (as that is the domain of UWM’s partners) • Similarly, UWM does not do business with any partner that engages in Phase II or Phase III as to do so creates inefficiency for the consumer (duplicative cost structures) and adverse selection (i.e., client will underwrite the easy files and send the tough ones to UWM) • By partnering with smaller local business owners rather than investing in a national retail presence, UWM does not have to bear the cost of bricks and mortar, employing people throughout the nation, national marketing budgets or brand creation or fixed costs of lead generation – all of that is handled locally by independent mortgage experts and that partnership is believed to ultimately benefit consumers with lower rates for a commodity product • With the ability to be selective in the types of loans to pursue, UWM can be efficient with its technology spend and cost of performing Phase II / III functions are also lowered • In sum, UWM, in partnership with its clients, strives to provide the cheapest, fastest and easiest option for consumers when obtaining a residential mortgage Nov 2021 6

UWM HAS DELIVERED **STRONG 3Q'2021 RESULTS** DESPITE **MARGIN PRESSURE** THAT **UWM** LARGELY **IMPOSED** ON THE MARKET

Total Volume

- $63.0bn in origination volume: best quarterly volume number in company history
- Total volume has grown by 41% YoY[1]


Total Volume ($bn)
$108
$183
$226
2019
2020
LTM 3Q'21

Product Mix

- 117% increase in purchase production over 1Q'21
- While some may fear expectations that come with significant growth, UWM has shown an ability to consistently outperform


Purchase Volume ($bn)
$50
$43
$75
2019
2020
LTM 3Q'21

Financial Performance

- UWM is a beacon of consistent profitability
- UWM's diluted EPS in 3Q'21 was $0.16
- With significant pricing power, UWM has been able to outperform regardless of environment


Net Income ($mm)
$415
$3,383
$2,700
2019
2020
LTM 3Q'21

As the global economy continues to re-open, UWM has shown a clear track-record of outperformance through various environments

Source: Company financials; IMF
1. LTM 3Q'20 VS. LTM 3Q'21

UWM Nov 2021
7

UWM’S MARKET LEADING APPROACH DRIVES CONSISTENT PROFITABILITY All figures LTM 3Q’21 1 Gain Margin (bps) Return on Equity (%) Cash and Cash Equiv. as a % of Equity 334 bps 108% 32% 75% 24% 169 bps 14% 39% 107 bps Source: Company filings 1. Net income divided by average equity Nov 2021 8

FOCUSED AND DIFFERENTIATED BUSINESS MODEL DRIVES PERFORMANCE Servicing UPB / Origination Volume 1.2x 1.3x 1.9x 285 473 226 507 Origination Volume ($bn) 383 252 Profile Servicing UPB ($bn) 3Q'21 LTM¹ 2Q'21 LTM¹ 2Q'21 LTM¹ 7% 14% Wholesale 40% 2 Retail Loan by Channel 100% 60% Correspondent 79% 12% 33% 3 Purchase 40% Refinance 2 60% Purchase Mix 67% 88% Volume ($bn) $74.9 $151.1 $44.9 $338.5 $100.3 $151.6 Source: IMF Nov 2021 1. Volume figures LTM, Servicing UPB quarter end 2. UWM loan by channel and purchase mix figures as of LTM 3Q’21, RKT and PFSI figures as of LTM 2Q’21 9 3. Includes correspondent loans that are the acquisition of purchase loans and not purchase originations

KEY CREDIT HIGHLIGHTS 1 With a 31% market share of the wholesale channel, UWM is a market leader with the largest share of the Market position 1 increasingly vital market segment Scaled Pure-play B2B model, tech investments, partnerships and service levels minimize customer Business model 2 acquisition cost and maximizes lifetime customer value leading to a repeat business and pricing power UWM’s $74.9bn LTM 3Q'21 purchase volume and servicing book shows focus and intent to drive stability Limited rate exposure 3 and cash flow regardless of interest rates Highly attractive financial profile balancing returns and scale with a proven record of profitability and Superior financial profile 4 2 financial success including a 108% LTM 3Q’21 ROE with a $0.10 quarterly dividend per share Prudent cash management that can sustain liquidity and cash flow combined with a strong balance sheet Strong capital position 5 with ample cushion for increased leverage Source: Company filings Nov 2021 1. IMF; 2020 market share 2. 3Q’21 dividend was paid out to shareholders of record as of September 10, 2021 10

THE UNDISPUTED LEADER IN A CRITICAL AND GROWING SEGMENT OF THE 1 MORTGAGE MARKET Wholesale Works for All Wholesale channel market share UWM share of wholesale channel 80% 33% Borrowers 31% • Interests are aligned between brokers 70% and borrowers since there is no pressure to offer a single platform 60% • Multiple options from a trusted, unbiased advisor leads to lower prices 22% 50% Brokers Decline was largely due to record low rates which 40% 15% • Wholesale enables brokers to maintain favors “churn” refi models flexibility when offering products 30% 11% • Allows brokers to compete with retail originators with scale that enables a 8% 7% singular focus on client management 20% Originators 10% 20% 18% 17% 16% 15% 15% 14% • Independent broker model enables minimal fixed costs and high profitability 0% • Allows for automation and scale for 2014 2015 2016 2017 2018 2019 2020 origination through minimal investment Armed with a premium brand and differentiated platform, UWM is clearly positioned to capture industry growth Source: IMF, MBA, Fannie Mae, Freddie Mac forecasts; Morgan Markets; FRED; Direct funded data Nov 2021 11

UWM CONTINUES TO GROW THE PIE IN WHOLESALE LENDING THROUGH 2 EXTENSIVE WORK WITH KEY PARTNERS AND INDUSTRY GROUPS 2 UWM is Well Positioned to Capitalize on the Growing Wholesale Pie and Its Slice UWM is Leading the Wholesale Growth Efforts • UWM is solely focused on growing the wholesale channel and helping independent brokers thrive • “UWM has been able to turn on a dime and stay well A rising rate environment coupled with other various ahead of shifts in the market utilizing technology” indictors such as third-party sites points to a market • “UWM subscribes to a “build vs. buy” mentality that where the wholesale channel will grow faster than all incorporates the scale at which they’ve grown” • “By not competing with, but advocating for mortgage others brokers, UWM is able to stay laser focused on developing the next big thing as [they] continue to catapult broker channel growth together” 7/1/21 Consumers are less likely to refinance due to their expectations of the market – a period of large refi volumes will no longer be present UWM’s platform efficiency, broker relationships and scale make it a market leader that can gain wallet share while impacting market behavior Source: IMF, MBA, Fannie Mae, Freddie Mac forecasts; Morgan Markets; FRED; Direct funded data 1. UBS research 2. Housing Wire “United Wholesale Mortgage’s Blink+ tool includes an LOS, POS and CRM all in one package”; July 1, 2021 Nov 2021 12

UWM’S UNIQUE PURE-PLAY B2B MODEL SCALES AND DRIVES A MASSIVE, STICKY 2 CUSTOMER BASE AND SIGNIFICANT PRICING POWER The UWM Advantage 1 Segmentation of Customer Base Customers 0.7 60000 59.4% Submitted at least 1 loan Submitted >6 loans % LO's >6 loans 53.8% 0.6 50000 0.5 • Strong brand recognition within 40.0% 38.9% 40000 35.7% 32,000 broker community and reputable 0.4 26,000 30000 j partnerships lead to repeat 0.3 19,000 18,000 20000 14,000 14,000 0.2 business and sticky customer base 10,000 7,000 10000 5,000 4,000 0.1 • Lower customer acquisition cost 0 0 has enabled UWM to grow but 2016 2017 2018 2019 2020 with scale minimizing costs Gain Margin (bps) Pricing 137 bps average over 318 305 1Q’18 to 3Q’21 243 219 129 110 • Technology allows UWM to create 95 95 94 81 73 78 78 81 sophisticated pricing models for 49 brokers that helps maximize value 1Q'18 2Q'18 3Q'18 4Q'18 1Q'19 2Q'19 3Q'19 4Q'19 1Q'20 2Q'20 3Q'20 4Q'20 1Q'21 2Q'21 3Q'21 • By having a lower cost to 2 originate and deliver UWM can Net Income ($mm) & ROE (%) offer better pricing to the $15 $21 $44 $12 $21 $47 $198 $149 $20 $540 $1,451 $1,372 $860 $139 $330 consumer which makes brokers 23% 33% 61% 15% 26% 51% 163% 97% 12% 201% 333% 250% 134% 20% 46% even more competitive Even in the lowest margin environments, UWM is very profitable given its loyal client base, efficient cost structure and pricing power Source: IMF, MBA, Fannie Mae, Freddie Mac forecasts; Morgan Markets; FRED; Company financials 1. Management estimates, based on internal company data 2. Quarterly net income divided by average equity over past two quarters, annualized Nov 2021 13

3 TIME KILLS DEALS AND ON AVERAGE NO ONE IS FASTER OR MORE EFFICIENT

UWM Advantage

- Brokers require certainty and speed when closing on deals, UWM's relationship and tech-driven platform gives brokers both
- Deals often fall apart when closing-time increases or when customers must incur greater costs, UWM has a proven model that minimizes time and greatly improves outcome
- Time costs money through hedging costs, so having high service levels with "overstaffing by design" pays for itself in many ways
- Refi purchases help balance UWM's total volume, the Company can adjust its product mix depending on the market but still keep volume high

Avg. Loans per Team Member per Month[1]



UWM
9.9
MBA Avg.
3.3

Application to CTC Time[2]



UWM
19 days [2]
Industry Avg.[3]
43 days

UWM is able to retain long-term clients through great customer service and a platform that helps brokers close more deals

Source: Company filings

1. Per production team member; 2019 average for MBA data; 2020 average for UWM in 2020
2. 3Q'2021 average
3. Management currently estimates September industry average application to clear-to-close will be 46 days, consistent with August. As such, the quarter to date average application to close for all loans is estimated to be 47 days. In order to be comparable to our application to clear-to-close average, we take off 4 days from the industry application to clear-to-close, therefore arriving at an estimated industry average of 43 days application to clear-to-close

UWM Nov 2021 14

BALANCED B2B MODEL THAT DRIVES STABLE, GROWING RETURNS WITH MASSIVE 3 UPSIDE REGARDLESS OF MARKET CYCLE Purchase Origination When the “Tide Is In” Servicing Cash Flow Machine • Purchase origination is • In low-rate market • Growing part of the what differentiates • Consistent earnings environments, UWM will business with 907k loans UWM in the market and power across all see higher margins and serviced as of 3Q’21 positions them as a environments, with a above normal returns • Provides significant cash leader in the industry baseline ROE other • The last twelve months flow and, with low WAC originators would covet • Benefits from multiple and high credit quality, have served as a prime in the best of times macroeconomic example of the robust provides valuable asset tailwinds that will help earnings power of the value that can be sustain growth business under optimal opportunistically conditions harvested Market leadership and Key to long-term Liquidity to support Provides consistent cash an efficient cost sustainable growth and dividend payments and flow profile for UWM structure unlock profitability return to shareholders tremendous cash flow Nov 2021 15

3 ADAPTABLE BUSINESS MODEL THROUGH MARKET CYCLES Low Interest Rate Environment High Interest Rate Environment ü Continue to excel in purchase originations through local ü Broker network positioned to meet customers’ needs relationships ü Margins generally higher due to industry capacity issuesü Ability to remain profitable despite rising competition for fewer loans ü Business model built to quickly scale in opportunistic environmentsü Lower fixed costs and scalability of wholesale allow for flexible expense management Adaptable operating model enables optimization of returns in both up- and down-markets Nov 2021 16

3 2020 WAS A CASE STUDY FOR THE STRENGTH OF UWM'S MODEL

Market Conditions and UWM's Performance

- 1Q'20 was not a "low rate high volume" time for the industry, but UWM still originated $42.4 billion of loans ($12.5 of purchase in the "non-purchase" season) and generated net income of $20.3.[1] million for 1Q'20
- $42.4 billion of originated loans annualized is just over $169 billion, illustrating that UWM can originate large volumes throughout the year as 1Q is generally the lowest in terms of our volume
- In late-March, in response to COVID, the Government intervened in the market through various measures including signing the CARES Act into law, unemployment insurance, small business relief, quantitative easing and purchasing MBS among other items to stave off further market instability
- Despite limiting production in Q2, discontinuing jumbo production from March on and being less competitive with FHA loans for that same period, UWM still originated $182 billion during 2020 with record profitability
- 2020 is a prime example of UWM's ability to maintain profitability in challenging times due to a model and infrastructure that effectively manages the cyclical nature and volatility of the mortgage industry

Total Origination Volume ($bn)



Refi
Purchases
$42.4
$31.1
$54.3
$54.7
29.9
24.9
42.2
42.6
12.5
6.2
12.1
12.1
1Q'20
2Q'20
3Q'20
4Q'20

Revenue ($bn)



$0.5
$0.8
$1.8
$1.8
1Q'20
2Q'20
3Q'20
4Q'20

Gain Margin (bps)



95
243
318
305
1Q'20
2Q'20
3Q'20
4Q'20

Source: Company financials

1. Inclusive of a $218.8mm of amortization, impairment and payoff of mortgage servicing rights

UWM Nov 2021 17

DEMONSTRATED HISTORY OF STRONG GROWTH ACROSS KEY METRIC— 4 GENERATING RETURN AND SCALE Continuous Performance · With an increasing presence in the purchase market, UWM has executed its strategy of a balanced loan origination business model to deliver consistent profitability, regardless of the rate environment · UWM’s cost structure provides pricing power that mitigates market volatility 1 Revenue ($mm) Net Income ($mm) Return on Equity (%) 142% $4,939 108% $4,183 $3,383 $2,700 $1,278 63% $415 $593 29% $91 2018 2019 2020 LTM 3Q'21 2018 2019 2020 LTM 3Q'21 2018 2019 2020 LTM 3Q'21 Source: Company financials Nov 2021 1. Net income divided by average equity 18

4 UWM HAS A MODEL WHICH OUTPERFORMS THE MARKET AND REMAINS PROFITABLE WHEN "THE TIDE IS OUT"

Overview

TRID

- TILA/RESPA Integrated Disclosure Rule ("TRID") was a CFPB regulation that dictated what and when information should be provided from lenders to borrowers
- Lack of guidance caused many legacy originators to stumble whereas UWM's fundamentally technology driven nature allowed it to quickly adapt and thrive

Brexit

- A 2016 referendum on whether the U.K. should leave the European Union was voted upon and a majority agreed to leave
- Despite market volatility in the EU and broader global market, UWM was able to substantially increase growth

Late-2018 Market Sell-Off

- Trade wars, tariffs and uncertainty around the U.S. Federal Reserve's rate path caused a market sell-off resulting in the S&P 500 declining ~7% from January to December 2018

Summer Correction

- Political uncertainty, fiscal policy and market fluctuations led to a volatile market in the summer of 2021 but UWM was able to continue to grow its share in the market

UWM Performance vs. Market



3Q'2015 to 4Q'2015 Total Volume Growth
12.2%
(15.4%)
UWM
Market



2Q'2016 to 3Q'2016 Total Volume Growth
31.5%
12.5%
UWM
Market



YoY '18 to '19 Total Volume Growth
159.3%
45.7%
UWM
Market



1Q'2021 to 2Q'2021 Total Volume Growth
20.6%
(1.9%)
UWM
Market

Source: IMF; Company information

UWM Nov 2021 19

5 FLEXIBLE, HIGHLY LIQUID CAPITAL STRUCTURE Leverage Philosophy · We operate the business with a strong focus on maintaining appropriate and conservative levels of leverage and liquidity · Liquidity: We plan to operate with sizeable cash cushion which may fluctuate based on origination volume, margin and servicing revenue, 1 but is managed to an average balance target that provides ample flexibility (liquidity of $950.9mm as of 9/30/2021) 2 · Leverage: We manage the business to a non-funding debt to total equity target of below 1.0x; even on a pro forma basis for the 2 contemplated issuance, the company has significant cushion to this target (non-funding debt to total equity ratio of 0.53x as of 9/30/2021) Borrowings Loan Originations Warehouse funding facilities and other secured and unsecured facilities across various financial institutions Cash Flow from Operations Financing Obligations Liquidity Predictable Sale of mortgage loans, loan origination fees, servicing fee income and Payment of interest expense, repayment of debt, changes in Sources Uses of Funds interest income derivative margin requirements Cash and Cash Equivalents on Hand Operating Expenses 1. Liquidity defined as cash and cash equivalents balance Nov 2021 2. Please see Appendix for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measures 20

FINANCIAL DATA Nov 2021 21

HISTORICAL FINANCIAL SUMMARY ($MM) Origination Volume Total Revenue $4,939 $4,183 $226 $183 $1,278 $108 $593 $42 2018 2019 2020 LTM 3Q'21 2018 2019 2020 LTM 3Q'21 1 Pre-Tax Income Adjusted EBITDA $3,454 $2,569 $3,385 $2,719 $473 $415 $105 $91 2018 2019 2020 LTM 3Q'21 2018 2019 2020 LTM 3Q'21 1. Please see Appendix for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measures Nov 2021 22

FINANCIAL HIGHLIGHTS: LEVERAGE AND LIQUIDITY ($MM) 1, 2 3 Non-Funding Debt / Adjusted EBITDA Total Equity 1.52x $2,994 $2,374 0.86x 0.62x 0.33x $661 $319 2018 2019 2020 LTM 3Q'21 2018 2019 2020 3Q'21 2 2 Total Debt / Adjusted EBITDA Non-Funding Debt / Total Equity 23.92x 0.61x 0.53x 0.50x 11.83x 0.48x 4.70x 2.34x 2018 2019 2020 3Q'21 2018 2019 2020 LTM 3Q'21 Source: Company filings 1. Non-funding debt includes existing senior notes due 2025 and 2029, borrowings against investment securities, equipment notes payable and financing leases Nov 2021 2. Please see Appendix for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measures 23 3. As of September 30, 2021, cumulative distributions to SFS Corp. of approximately $150.2 million were not yet paid or accrued. For more information, refer to the Company’s most recent SEC filings

HISTORICAL INCOME STATEMENT ($mm) 2018 2019 2020 LTM 3Q'21 Revenue Loan production income $334.2 $1,043.5 $4,551.4 $3,810.7 Loan servicing income 83.0 102.3 288.3 549.4 1 Change in fair value of MSRs – – – (448.8) (Loss) gain on sale of MSRs 91.1 (22.5) (62.3) 2.8 Interest income 85.0 155.1 161.2 269.0 Total revenue $593.3 $1,278.4 $4,938.6 $4,183.1 Expenses 2 Operating and other expenses $310.2 $486.7 $671.4 $781.4 Direct loan production costs 24.8 34.4 54.5 62.3 Depreciation and amortization 5.5 9.4 16.8 33.4 Servicing costs 18.5 30.9 70.8 102.3 1 Amortization, impairment and pay-offs of mortgage servicing rights 57.4 137.8 573.1 215.4 Interest expense 85.6 164.1 167.0 269.2 Total expenses $501.9 $863.3 $1,533.6 $1,464.0 Earnings before income taxes $91.4 $415.1 $3,385.0 $2,719.1 Provision for income taxes 0.1 – 2.5 18.7 Net income $91.3 $415.1 $3,382.5 $2,700.4 1. MSRs accounted for fair value effective 1/1/2021 and at amortized cost prior to that Nov 2021 2. Includes salaries, commissions & benefits, marketing, travel and entertainment, general & administrative and other (income) expense 24

HISTORICAL BALANCE SHEET (GAAP)

($mm)	2018	2019	2020	3Q'21
Assets				
Cash and cash equivalents	$42.1	$133.3	$1,223.8	$950.9
Mortgage loans at fair value	2,517.8	5,446.3	7,916.5	11,736.6
Accounts receivable, net	75.4	163.5	253.6	340.0
Derivative assets	17.6	24.7	61.0	143.8
Mortgage servicing rights[1]	368.1	731.4	1,756.9	2,900.3
Investment securities at fair value, pledged	–	–	–	41.8
Operating lease asset	–	79.5	93.1	105.9
Finance lease asset	–	–	23.0	60.1
Other assets[2]	59.1	75.4	165.6	201.6
Total assets	**$3,080.1**	**$6,654.1**	**$11,493.5**	**$16,481.0**
Liabilities and Equity				
Warehouse lines of credit	$2,352.9	$5,189.6	$6,941.4	$10,488.0
Accounts payable and accrued expenses[3]	219.1	283.0	847.9	1,239.6
Derivative liabilities	29.0	22.4	66.2	61.4
Senior notes	–	–	789.3	1,484.4
Borrowings against investment securities	–	–	–	32.6
Operating lines of credit	160.1	376.0	320.3	–
Equipment note payable	–	30.0	26.5	2.3
Operating lease liability	–	91.8	104.5	117.8
Finance lease liability	–	–	23.1	60.9
Total liabilities	**$2,761.0**	**$5,992.8**	**$9,119.2**	**$13,487.0**
Total equity[4]	**$319.1**	**$661.3**	**$2,374.3**	**$2,994.0**

1. MSRs accounted for fair value effective 1/1/2021 and at amortized cost prior to that
2. Includes premises and equipment, net and other assets
3. Includes accounts payable and accrued expenses and accrued dividends payable as of 3Q'2021
4. As of September 30, 2021, cumulative distributions to SFS Corp. of approximately $150.2 million were not yet paid or accrued. For more information, refer to the Company's most recent SEC filings

UWM | Nov 2021
25

APPENDIX Nov 2021 26

NON-GAAP RECONCILIATION

($ in thousands)	2018	2019	2020	LTM 3Q'21
Adjusted EBITDA				
Net income	$91,316	$415,057	$3,382,510	$2,700,365
Interest expense on non-funding debt	8,211	16,781	28,062	72,591
Provision for income taxes	57	-	2,450	18,781
Depreciation and amortization	5,456	9,405	16,820	33,425
Stock-based compensation expense	-	-	-	4,453
Change in fair value of MSRs due to valuation inputs or assumptions[1]	-	-	-	(221,244)
(Recovery)/Impairment of MSRs[2]	-	20,559	19,584	(12,578)
Deferred compensation, net[3]	-	11,000	4,665	435
Change in fair value of public and private warrants[4]	-	-	-	(30,944)
Change in tax receivable agreement liability[5]	-	-	-	3,400
Adjusted EBITDA	**$105,040**	**$472,802**	**$3,454,091**	**$2,568,684**

	2018	2019	2020	3Q'21
Non-Funding Debt				
Senior note bonds	$-	$-	$789,323	$1,484,370
Line of credit, net	160,096	376,000	320,300	-
Borrowings against investment securities	-	-	-	32,560
Equipment note payable	-	30,000	26,528	2,343
Finance leases	-	-	-	60,871
Total Non-Funding Debt	**$160,096**	**$406,000**	**$1,136,151**	**$1,580,143**
Warehouse lines of credit	2,352,899	5,189,587	6,941,397	10,487,950
Total Debt	**$2,512,995**	**$5,595,587**	**$8,077,548**	**$12,068,093**
Total Equity[6]	**$319,051**	**$661,323**	**$2,374,280**	**$2,994,028**
Non-Funding Debt to Adjusted EBITDA	1.5x	0.9x	0.3x	0.6x
Non-Funding Debt to Total Equity	0.5x	0.6x	0.5x	0.5x
Total Debt to Adjusted EBITDA	**23.9x**	**11.8x**	**2.3x**	**4.7x**

Source: Company filings

1. Reflects the change in fair value due to changes in valuation inputs or assumptions, including discount rates and prepayment speed assumptions, primarily due to changes in market interest rates; 2. Reflects temporary impairments recorded as a valuation allowance against MSRs, and corresponding subsequent recoveries; 3. Reflects management incentive bonuses under our long-term incentive plan that are accrued when earned, net of cash payments; 4. Reflects the decrease in the fair value of the public and private warrants; 5. Reflects the increase in the tax receivable agreement liability; 6. As of September 30, 2021, cumulative distributions to SFS Corp. of approximately $150.2 million were not yet paid or accrued. For more information, refer to the Company's most recent SEC filings

UWM Nov 2021 27